EXHIBIT 99.1

MTBC Thanks Healthcare Provider Clients with Stock Awards
Healthcare IT Company Launches First of its Kind Client Loyalty Program via LOYAL3

SOMERSET, N.J.– September 7, 2016 (Marketwired) – MTBC (NASDAQ: MTBC), a leading provider of cloud-based healthcare IT and practice management solutions, today announced that it will provide its clients with shares of its publicly traded common stock in conjunction with the launch of its new, first of its kind, Client Loyalty Program.

MTBC’s Client Loyalty Program is a special initiative enabling thousands of medical providers across its network to become shareholders. The program, which is the first of its kind offered by a healthcare IT company, is a way to thank clients for using MTBC’s services and referring other physician practices and health organizations to MTBC. New MTBC clients will also be eligible to participate and receive awards.

“MTBC would not be where it is today without the dedicated network of physicians, practices and health organizations that share in our commitment of facilitating affordable, quality healthcare,” said Stephen Snyder, MTBC President. “We appreciate their partnership and want them to have the opportunity to share in the benefits of our growth as they refer their colleagues to MTBC.”

MTBC has partnered with SEC-registered online brokerage and technology company, LOYAL3, to administer MTBC’s Client Loyalty Program and stock offering. LOYAL3 specializes in affinity offerings that enable companies to offer stock ownership to their employees, customers and partners.

“We’re excited to help companies like MTBC enable their customers to become shareholders,” said Josh Rutberg, Managing Director of LOYAL3. “It's an innovative way to show customers appreciation for their loyalty and support.”

MTBC has filed a registration statement (including a prospectus and prospectus supplement) with the SEC for the offering to which this communication relates. Before you redeem your offer, you should read the prospectus in that registration statement and other documents MTBC has filed with the SEC for more complete information about MTBC and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.

Alternatively, MTBC will arrange to send you the prospectus if you request it by calling Christine Petraglia at (646) 731-9817, or visiting https://rewards.loyal3.com/docs/mtbc/prospectus.pdf.

About MTBC

Medical Transcription Billing, Corp. is a healthcare information technology company that provides a fully integrated suite of proprietary web-based solutions, together with related business services, to healthcare providers throughout the United States. Our integrated Software-as-a-Service (or SaaS) platform helps our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. MTBC's common stock trades on the NASDAQ Capital Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the NASDAQ Capital Market under the ticker symbol “MTBCP.”

For additional information, please visit our website at www.mtbc.com.

Follow MTBC on TWITTER, LINKEDIN and FACEBOOK.

About LOYAL3

LOYAL3 is an SEC-registered online brokerage and tech company that specializes in affinity stock offerings, enabling companies to give stock ownership to their customers, partners and employees. Its 3 core product offerings are: Stock Rewards, Capital Markets and Investing Platform. LOYAL3 has partnered with a number of leading consumer and B2B companies, including Virgin America, Square, GoPro and GoDaddy.

Accounts are held at LOYAL3 Securities, Inc.

Member FINRA (www.finra.org), SIPC (www.sipc.org).

© 2016 LOYAL3. All rights reserved. Trademarks and brand logos owned by LOYAL3 or the issuers.

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MTBC Disclaimer

This press release is for information purposes only, and does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

SOURCE MTBC

MTBC Investor and Media Contact:

Christine J. Petraglia

Managing Director

PCG Advisory Group

christine@pcgadvisory.com

(646) 731-9817

Company Contact:

Bill Korn

Chief Financial Officer

Medical Transcription Billing, Corp.

bkorn@mtbc.com

(732) 873-5133